Exhibit 99.1

Ko Yen Lin

5065 Parkway Calabasas

Calabasas, CA 91302

February 15, 2023

Mr. James Kao

Chairman of the Board

RBB Bancorp

1055 Wilshire Blvd., Suite 1200

Los Angeles, CA 90017

Dear Mr. Kao,

After much consideration, due to my health status, I respectfully would like to resign from my Board of Director position effective March 1, 2023.

Sincerely,

Ko Yen Lin